Sub-Item 77C  Matters submitted to a vote of security holders

On October 7, 2003, a Special Meeting of Shareholders of Columbia National Municipal Bond Fund, Inc. was held to conduct a vote for and against the approval of the Items listed on the Proxy Statement for said meeting. The votes cast at the Meeting were as follows:

PROPOSAL 1.
Election of the following Directors: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, and Joseph R. Palombo:

-------------------------- ------------------ --------------------- ---------------------- ------------------
ELECTION OF DIRECTORS      FOR                % OF SHARES TO        WITHHELD               % OF SHARES TO
                                              TOTAL OUTSTANDING                            TOTAL
                                              SHARES                                       OUTSTANDING
                                                                                           SHARES
-------------------------- ------------------ --------------------- ---------------------- ------------------
Douglas A. Hacker          721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Janet Langford Kelly       721,736            46%                   339,704                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard W. Lowry           721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
William E. Mayer           721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Charles R. Nelson          721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
John J. Neuhauser          721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Joseph R. Palombo          721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Patrick J. Simpson         721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas E. Stitzel          721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas C. Theobald         721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Anne-Lee Verville          721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard L. Woolworth       721,625            45%                   339,815                21%

-------------------------- ------------------ --------------------- ---------------------- ------------------

TRUSTEES ELECTED



Sub-Item 77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
      United States District Court
      District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Common Stock Fund, nominal defendant

      United States District Court
      District of Massachusetts
      Case # 04 10555 MLW
      Complaint Allegation: Market Timing

(3.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(4.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(5.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(6.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and
John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing



Sub-Item 77I  Terms of new or amended securities

Columbia National Municipal Bond Fund, Inc.

Rule 18f-3 Plan and 12b-1 Plan are filed with Post Effective Amendment Number 7 for the Fund's Registration Statement on Form N-1A, filed October 10, 2003 and is herein incorporated by reference to accession number 0000950149-03-00.

See Exhibit 77Q1- for a copy of Articles of Amendment to Registrant's Articles of Incorporation.



Exhibit 77Q1- A Copy Articles of Amendment

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                   COLUMBIA NATIONAL MUNICIPAL BOND FUND, INC.


                  Pursuant to ORS 60.134, Columbia National Municipal Bond Fund, Inc. (the "Corporation") hereby adopts an amendment to its Amended and Restated Articles of Incorporation.

         1. Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to add new Sections G and H as follows:

         "G.      The Board of Directors hereby designates 100,000,000 shares of the authorized but unissued shares of Common Stock as 100,000,000 authorized but unissued shares of Class C Common Stock.

         H. The shares of Class C Common Stock classified hereby shall have the relative rights, preferences, and limitations as set forth elsewhere in these Articles with respect to Common Stock generally, shall be subject to the charges and expenses imposed by the Board of Directors pursuant to a plan adopted under Rule 18f-3 (or successor or similar provision) under the 1940 Act and disclosed in the registration statement of the Corporation on Form N-1A (or any successor form) filed with the Securities and Exchange Commission, including the Corporation's prospectus and Statement of Additional Information as amended from time to time, in effect at the time such shares are issued (the "Registration Statement")."

         2. The amendment was adopted by the Board of Directors on September 30, 2003. Pursuant to ORS 60.434(6) shareholder action was not required.

         3. EFFECTIVE DATE. These Articles of Amendment are effective as of 12:01 a.m. on October 13, 2003.


         DATED: October 7, 2003

                                     COLUMBIA NATIONAL MUNICIPAL BOND FUND, INC.



                                     By:      JEFF B. CURTIS
                                         ---------------------------------------
                                              Jeff B. Curtis
                                              President